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EXHIBIT 10.25

                        EMPLOYMENT CONTINUATION AGREEMENT

This Employment Continuation Agreement is entered into by and between Network Equipment Technologies, Inc., doing business as net.com (the "Company") and Andrew G. Sceats ("Employee") and is made effective on August 3, 2001.

In partial consideration for the continuation of his employment relationship with Company in the event Mr. Hubert A.J. Whyte resigns or is terminated from Company in the period starting on February 1, 2001 and ending on February 1, 2003, the parties agree as follows:

1. In the event of Termination of Employment, as defined in Section 2 below, of Employee for reasons other than cause, the Company will provide severance benefits as follows:

     a. one year (12 months) of Employee's base salary ("severance"), less applicable taxes and deductions.
     b. eighty percent (80%) of Employee's variable salary per the terms of Employee's sales compensation plan actually earned.
     c. six months of Employee's medical, dental, and life insurance COBRA continuation, to be paid in one lump sum on severance check.

2. "Termination of Employment" of Employee occurs when one of the following occurs: he is terminated without cause, his compensation is materially reduced or responsibilities are substantially altered or reduced (without express consent of the employee) by the Company or by any successor to the Company in conjunction with, or within one hundred eighty (180) calendar days after the resignation or termination of Mr. Hubert Whyte.

3. "Base Salary" shall not include any bonus, commission, or pension payments that Employee may be entitled to during his employment by the Company.


The parties further agree that in the event of Termination of Employment, Employee shall be entitled to the following benefits:

4. Re-patriation costs of Employee to the United Kingdom (U.K.) shall be paid by the Company for an amount not to exceed $20,000.

5. Payment for outstanding lease on car and payment to satisfy any outstanding apartment rental commitments with Sharon Green Apartments.

6. Employee's stock options shall continue to vest for one hundred eighty days (180) from the date of termination.

7. Employee will have thirty (30) calendar days from the last vest date to exercise any vested stock options.


In addition, the parties agree that:

8. To receive the benefits listed above, Employee agrees to execute the Company's then current release and non-competition agreement at the time of any such Termination of Employment.

9. The laws of the State of California will govern the validity, interpretation, construction and performance of this Agreement.

Agreed this 3rd day of August 2001.

NETWORK EQUIPMENT
TECHNOLOGIES, INC. (dba "net.com")
                                                  ANDREW G. SCEATS

By:  /s/ Hubert A. J. Whyte                       /s/ Andrew G. Sceats
     ----------------------------------           ------------------------------
     Hubert A. J. Whyte                           (Signature)
     President and Chief Exec. Officer




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